UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2017, ABIOMED, Inc. (“Abiomed”) exercised its option to buy Abiomed’s existing corporate headquarters space located in Danvers, Massachusetts, pursuant to the existing lease agreement (“Lease”) dated August 12, 2016, between Abiomed, Inc. and Thibeault Nominee Trust, a Massachusetts nominee trust (“Thibeault”). Pursuant to Section 35 of the Lease, Abiomed will enter into a purchase and sale agreement with Thibeault to acquire (i) the real estate commonly known as 18-22 Cherry Hill Drive, located in Danvers, Massachusetts, consisting of approximately 12 acres, together with all buildings, structures, fixtures and other improvements thereon, (ii) service, maintenance, supply and management contracts related to the operation, maintenance or repair of the property, (iii) all licenses, permits, authorizations, certificates of occupancy, warranties, guaranties, development rights and other intangible property owned by Thibeault arising from or used in connection with the ownership, use, operation and maintenance of the property, and (iv) Thibeault’s interest as a landlord in the lease between Abiomed and Thibeault dated as of August 12, 2016 (collectively, the “Property”). Per Section 35(a) of the Lease, the purchase price of the Property will be $16.5 million. Abiomed expects the closing of the purchase of the Property will occur on or about October 30, 2017, unless extended as permitted by Section 35 of the Lease or otherwise agreed between Abiomed and Thibeault.

The foregoing is a summary description of certain terms in the Lease and is qualified in its entirety by reference to the full text of the Lease agreement, which Abiomed filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Abiomed also intends to file the notice of exercise of option to buy pursuant to Section 35 of the Lease as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

	By:	/s/ Stephen C. McEvoy
Stephen C. McEvoy Vice President and General Counsel
Date: September 12, 2017